Exhibit 99.1

Supplemental Operating and Financial Data

For the Quarter Ended December 31, 2015

TIER REIT

4Q

5950

Supplemental Operating and Financial Data
For the Quarter Ended December 31, 2015

About the Company
TIER REIT, Inc. is a self-managed, Dallas-based real estate investment trust whose goal is to maximize total return to stockholders through the combination of stock appreciation and income derived from a sustainable distribution. TIER’s investment strategy is to acquire, develop, and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in both population and office-using employment growth. As of December 31, 2015, we owned interests in 34 operating office properties, two non-operating properties, and one development property located in 15 markets throughout the United States with a total of 12.4 million rentable square feet.

Senior Management

Scott W. Fordham	Chief Executive Officer and President
Dallas E. Lucas	Chief Financial Officer and Treasurer
William J. Reister	Chief Investment Officer and Executive Vice President
Telisa Webb Schelin	Chief Legal Officer, Executive Vice President and Secretary
James E. Sharp	Chief Accounting Officer and Executive Vice President
R. Heath Johnson	Managing Director - Asset Management
Dean R. Hook	Senior Vice President - Information Systems
Anubhav Raj	Senior Vice President - Capital Markets

Where to Get More Information:

Scott McLaughlin	Senior Vice President - Investor Relations

By Phone:

(972) 483-2400

By Email:

ir@tierreit.com

By Mail:

5950 Sherry Lane, Suite 700
Dallas, Texas 75225

Website:

www.tierreit.com

Supplemental Operating and Financial Data
For the Quarter Ended December 31, 2015
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Consolidated Statements of Discontinued Operations	6
Calculation of FFO and FAD	7
Calculation of EBITDA	8
Non Wholly-Owned Entities Financial Summary	9
Same Store Analysis	10
Schedule of Properties Owned	11
Net Operating Income by Market	12
Components of Net Asset Value	13
Selected Non-Stabilized Properties	14
Significant Tenants	15
Industry Diversification	16

Leasing
Leasing Activity	17-18
Lease Expirations	19-20
Occupancy Trends	21

Capital Expenditures
Leasing Cost Summary	22
Leasing Cost Trend Analysis	23
Development, Leasing, and Capital Expenditures Summary	24

Other Information
Potential Future Development Sites	25
Summary of Development Activity	26
Properties Under Development	27
Acquisition and Disposition Activities	28
Summary of Financing	29
Principal Payments by Year	30
Definitions of Non-GAAP Financial Measures	31-32
Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to sell certain properties, its intentions with respect to development activity, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter and the Year Ended December 31, 2015

Highlights and Financial Results

•
FFO attributable to common stockholders, excluding certain items, for the fourth quarter of 2015 was $18.0 million, or $0.38 per diluted share (which includes a previously disclosed charge of $0.06 per diluted share related to the transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program), as compared to $19.8 million, or $0.40 per diluted share, for the fourth quarter of 2014, a decrease of $1.8 million, or $0.02 per diluted share

•
FFO attributable to common stockholders, excluding certain items, for the year ended December 31, 2015, was $73.4 million, or $1.49 per diluted share (which includes a previously disclosed charge of $0.06 per diluted share related to the transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program), as compared to $71.4 million, or $1.43 per diluted share, for the year ended December 31, 2014, an increase of $2.0 million, or $0.06 per diluted share

•
FFO attributable to common stockholders for the fourth quarter of 2015 was $17.4 million, or $0.37 per diluted share (which includes a previously disclosed charge of $0.06 per diluted share related to the transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program), as compared to $3.1 million, or $0.06 per diluted share, for the fourth quarter of 2014, an increase of $14.3 million, or $0.31 per diluted share

•
FFO attributable to common stockholders for the year ended December 31, 2015, was $35.1 million, or $0.71 per diluted share (which includes a previously disclosed charge of $0.06 per diluted share related to the transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program), as compared to $53.7 million, or $1.07 per diluted share, for the year ended December 31, 2014, a decrease of $18.6 million, or $0.36 per diluted share

•	Same Store GAAP NOI for the fourth quarter of 2015 was $33.7 million, as compared to $33.1 million for the fourth quarter of 2014, an increase of $0.6 million, or 1.9%

•	Same Store GAAP NOI for the year ended December 31, 2015, was $133.3 million, as compared to $126.2 million for the year ended December 31, 2014, an increase of $7.1 million, or 5.6%

•	Same Store Cash NOI for the fourth quarter of 2015 was $30.9 million, as compared to $30.6 million for the fourth quarter 2014, an increase of $0.3 million, or 1.1%

•	Same Store Cash NOI for the year ended December 31, 2015, was $121.2 million, as compared to $117.2 million for the year ended December 31, 2014, an increase of $4.0 million, or 3.4%

•
Net loss attributable to common stockholders for the fourth quarter of 2015 was $11.2 million, or $0.24 per diluted share (which includes a charge of $0.06 per diluted share related to the transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program), as compared to net income attributable to common stockholders of $45.8 million, or $0.92 per diluted share, for the fourth quarter of 2014, a decrease of $57.0 million, or $1.16 per diluted share

•
Net loss attributable to common stockholders for the year ended December 31, 2015, was $32.1 million, or $0.66 per diluted share (which includes a previously disclosed charge of $0.06 per diluted share related to the transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program), as compared to $17.4 million, or $0.35 per diluted share, for the year ended December 31, 2014, an increase in loss of $14.7 million, or $0.31 per diluted share

Property Results

•	Occupancy at December 31, 2015, was 89.7%, an increase of 30 basis points from September 30, 2015

•	Leased 267,000 square feet - 118,000 square feet of renewals, 46,000 square feet of expansion space, and 103,000 square feet of new leasing
Real Estate Activities

•
Paces West (a property in which we owned a non-controlling 10% interest) was sold for a contract sale price of $112.5 million, resulting in net proceeds to us of $4.0 million after repayment of debt and achievement of a promoted interest

•	Sold unimproved land (Domain A) for $4.3 million resulting in net proceeds of $4.1 million
Capital Market Activities

•
Paid off $5.4 million of debt maturing in 2015 secured by the Wanamaker Building property (which had a stated annual interest rate of 5.16%) and paid off $46.8 million of debt maturing in 2016 secured by our Woodcrest Corporate Center property (which had a stated annual interest rate of 5.09%)

•	Authorized distribution of $0.18 per share of common stock on November 6, 2015, which was paid on January 8, 2016

•	Reduced weighted average interest rate on our overall borrowings by 11 basis points to 4.03% at December 31, 2015, as compared to 4.14% at September 30, 2015

•	As of December 31, 2015, we believe we have met certain financial covenants for two consecutive quarters that will enable the secured credit facility to convert to an unsecured structure

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	31-Dec-15	31-Dec-14	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Portfolio Summary:
(at our ownership %, unless otherwise noted)
Total operating office properties	34	37	34	35	31	34	37
Rentable square feet (100%) (operating properties)	11,971	14,304	11,971	12,615	11,946	13,624	14,304
Rentable square feet (own %) (operating properties)	10,855	13,167	10,855	10,918	10,418	12,487	13,167
Occupancy %	90%	88%	90%	89%	89%	88%	88%
Executed % SF leased	90%	89%	90%	90%	89%	90%	89%
Economic % SF leased	84%	82%	84%	84%	82%	82%	82%
Average effective rent/square feet	$25.69	$26.02	$25.69	$25.50	$24.94	$25.95	$26.02

	Twelve Months Ended		Three Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Financial Results:
Revenue	$282,365	$288,067	$67,085	$69,423	$70,038	$75,819	$74,616
Base rent	$203,104	$212,255	$47,494	$47,351	$51,336	$56,923	$54,771
Free rent	$(17,813)	$(11,086)	$(3,557)	$(3,718)	$(5,365)	$(5,173)	$(3,717)
NOI	$148,045	$142,461	$36,402	$38,121	$36,858	$36,664	$38,116
Net income (loss) attributable to common stockholders	$(32,108)	$(17,442)	$(11,216)	$(13,849)	$(1,151)	$(5,892)	$45,806
Diluted earnings (loss) per common share (1) (2)	$(0.66)	$(0.35)	$(0.24)	$(0.28)	$(0.02)	$(0.12)	$0.92
FFO attributable to common stockholders	$35,099	$53,714	$17,363	$18,883	$(18,051)	$16,904	$3,107
Diluted FFO per common share (1) (2)	$0.71	$1.07	$0.37	$0.39	$(0.36)	$0.34	$0.06
FFO attributable to common stockholders, excluding certain items	$73,379	$71,371	$18,017	$20,737	$17,181	$17,444	$19,815
Diluted FFO, excluding certain items per common share (2)	$1.49	$1.43	$0.38	$0.42	$0.34	$0.35	$0.40
FAD attributable to common stockholders	$12,001	$(4,690)	$7,667	$3,954	$(1,176)	$1,556	$(2,656)
FAD per common share (1) (2)	$0.24	$(0.09)	$0.16	$0.08	$(0.02)	$0.03	$(0.05)
Normalized EBITDA	$141,052	$158,837	$34,789	$35,752	$33,439	$37,072	$41,294
Weighted average common shares outstanding - basic (2)	48,960	49,876	47,244	48,843	49,893	49,891	49,877
Weighted average common shares outstanding - diluted (2)	49,148	50,001	47,436	49,034	50,085	50,066	49,996

Selected Additional Trend Information:
Renewal % based on square feet	78%	69%	79%	69%	83%	74%	89%
Distributions declared on common shares	$26,126	$—	$8,576	$8,539	$9,011	$—	$—
Annualized distribution yield (3)	N/A	N/A	4.9%	4.9%	N/A	N/A	N/A
Closing stock price (3)	$14.75	N/A	$14.75	$14.72	N/A	N/A	N/A
(1) In periods of net loss from continuing operations or negative FFO or FAD attributable to common stockholders there are no dilutive securities and diluted earnings (loss) per common share or diluted FFO or FAD per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(3) Based on the closing price of our common stock as of the last day of the associated period. Prior to the July 23, 2015, listing of our common stock on the New York Stock Exchange, no stock price is available.
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 7-8. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 31-32.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 2

Financial Highlights (continued)
(in thousands, except percentages and ratios)

	31-Dec-15	31-Dec-14	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Selected Balance Sheet Items:

Total book value of real estate (1)	$1,573,248	$1,768,766	$1,573,248	$1,590,422	$1,488,373	$1,609,953	$1,768,766

Cash and cash equivalents	$12,248	$31,442	$12,248	$7,769	$153,158	$5,764	$31,442

Unconsolidated cash and cash equivalents (at ownership %)	$4,086	$3,355	$4,086	$6,293	$3,368	$2,480	$3,355

Restricted cash	$10,712	$35,324	$10,712	$16,615	$29,620	$32,761	$35,324

Total assets	$1,873,745	$2,211,183	$1,873,745	$1,906,755	$1,919,743	$2,116,165	$2,211,183

Mortgage notes payable (1)	$415,425	$1,069,085	$415,425	$463,629	$505,224	$903,475	$1,069,085

Revolving credit facility and term loans	$665,000	$125,000	$665,000	$626,000	$525,000	$221,000	$125,000

Notes payable classified as held for sale	$—	$97,257	$—	$—	$—	$96,824	$97,257

Unconsolidated debt (at ownership %)	$80,189	$60,253	$80,189	$90,909	$72,392	$59,870	$60,253

Total liabilities	$1,195,926	$1,423,023	$1,195,926	$1,216,646	$1,144,786	$1,338,198	$1,423,023

Common stock outstanding (2)	47,362	49,877	47,362	47,242	49,872	49,901	49,877

OP units and vested restricted stock units outstanding (2)	10	78	10	82	76	78	78

Restricted stock outstanding (2)	282	119	282	189	192	192	119

Unvested restricted stock units outstanding (2)	19	8	19	—	8	8	8

Capitalization:

Market capitalization (3)	$698,737	$1,342,808	$698,737	$696,609	$1,342,602	$1,343,444	$1,342,808

Total debt (4)	$1,160,614	$1,351,595	$1,160,614	$1,180,538	$1,102,616	$1,281,169	$1,351,595

Net debt (5)	$1,144,280	$1,316,798	$1,144,280	$1,166,476	$946,090	$1,272,925	$1,316,798

Total capitalization	$1,859,351	$2,694,403	$1,859,351	$1,877,147	$2,445,218	$2,624,613	$2,694,403

	Twelve Months Ended		Three Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Ratios:

NOI margin %	52.4%	49.5%	54.3%	54.9%	52.6%	48.4%	51.1%

Normalized fixed charge coverage (6)	2.02	1.46	2.35	2.35	1.78	1.76	1.54

Normalized interest coverage (6)	2.33	1.79	2.67	2.68	2.05	2.06	1.90

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end (6)	N/A	N/A	8.22x	8.02x	7.75x	8.94x	8.43x

(1) Excludes book value of real estate and notes payable classified as held for sale.
(2) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(3) Market capitalization is equal to outstanding shares (common stock, OP units owned by third parties, and vested restricted stock units, as if converted) times the closing price of our common stock as of the the last day of the associated period. Prior to the July 23, 2015, listing of our common stock on the New York Stock Exchange, the price used was the estimated stock value of $25.20 per share through October 2014 or $26.88 per share beginning in November 2014, as reported in Quarterly Reports on Form 10-Q filed on November 5, 2013, and November 3, 2014, respectively, as adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

(4) Includes book value of mortgage notes payable, the revolving credit facility and term loans, notes payable classified as held for sale, and unconsolidated debt (at ownership %).
(5) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(6) See page 8 for more detailed information.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Assets
Real estate
Land	$179,989	$184,318	$167,231	$249,030	$286,430
Land held for development	45,059	44,834	6,377	—	—
Buildings and improvements, net	1,348,200	1,361,270	1,314,765	1,360,923	1,482,336
Total real estate	1,573,248	1,590,422	1,488,373	1,609,953	1,768,766

Cash and cash equivalents	12,248	7,769	153,158	5,764	31,442
Restricted cash	10,712	16,615	29,620	32,761	35,324
Accounts receivable, net	76,228	74,817	71,877	75,466	83,380
Prepaid expenses and other assets	6,712	22,875	31,890	7,222	7,129
Investments in unconsolidated entities	88,998	85,377	44,780	39,422	39,885
Deferred financing fees, net	11,965	12,826	13,292	10,690	10,783
Acquired above-market leases, net	1,388	1,518	1,619	163	2,019
Other lease intangibles, net	82,160	84,351	74,850	77,480	92,671
Other intangible assets, net	10,086	10,185	10,284	2,114	2,144
Assets associated with real estate held for sale	—	—	—	255,130	137,640
Total assets	$1,873,745	$1,906,755	$1,919,743	$2,116,165	$2,211,183

Liabilities and equity

Liabilities:
Notes payable	$415,425	$463,620	$505,196	$903,688	$1,069,323
Term loans	525,000	525,000	525,000	125,000	125,000
Revolving credit facility	140,000	101,000	—	96,000	—
Unamortized mark to market premium (discount)	—	9	28	(213)	(238)
Total notes payable	1,080,425	1,089,629	1,030,224	1,124,475	1,194,085

Accounts payable	831	1,477	2,192	1,118	2,790
Payables to related parties	292	302	794	2,257	2,041
Accrued liabilities	70,766	72,719	64,794	65,713	77,375
Acquired below-market leases, net	11,934	13,321	12,773	14,381	16,984
Deferred tax liabilities	1,337	1,386	2,507	2,551	2,880
Other liabilities	21,745	29,256	22,474	23,246	18,525
Distributions payable	8,596	8,556	9,028	—	—
Obligations associated with real estate held for sale	—	—	—	104,457	108,343
Total liabilities	1,195,926	1,216,646	1,144,786	1,338,198	1,423,023
Commitments and contingencies
Series A Convertible Preferred Stock	2,700	2,700	4,626	4,626	4,626
Equity:
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized (1)	5	5	5	5	5
Additional paid-in capital (1)	2,600,193	2,598,333	2,645,825	2,646,147	2,645,927
Cumulative distributions and net loss attributable to common stockholders	(1,922,721)	(1,902,927)	(1,878,611)	(1,868,447)	(1,862,555)
Accumulated other comprehensive income (loss)	(3,860)	(10,148)	799	(5,336)	(788)
Stockholders’ equity	673,617	685,263	768,018	772,369	782,589
Noncontrolling interests	1,502	2,146	2,313	972	945
Total equity	675,119	687,409	770,331	773,341	783,534
Total liabilities and equity	$1,873,745	$1,906,755	$1,919,743	$2,116,165	$2,211,183

Common stock, number of shares issued and outstanding (1)	47,362,372	47,241,851	49,871,776	49,901,013	49,877,350

(1) All periods have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Twelve Months Ended		Three Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14
Revenue
Rental income	$260,087	$275,483	$61,736	$62,794	$63,953	$71,604	$69,973
Straight-line rent and lease incentive revenue	12,965	7,124	3,310	2,547	4,625	2,483	3,146
Above- and below-market rent amortization	5,842	3,303	1,256	2,064	1,335	1,187	955
Lease termination fees	3,471	2,157	783	2,018	125	545	542
Total revenue	282,365	288,067	67,085	69,423	70,038	75,819	74,616
Expenses
Property related expenses	89,158	95,456	21,812	21,290	20,877	25,179	24,358
Real estate taxes	40,134	41,472	8,622	9,670	10,198	11,644	9,944
Property management fees	5,028	8,678	249	342	2,105	2,332	2,198
Total property operating expenses	134,320	145,606	30,683	31,302	33,180	39,155	36,500
Interest expense	53,784	64,663	11,668	11,884	14,591	15,641	16,390
Amortization of deferred financing costs	3,769	2,572	1,048	914	899	908	782
Amortization of mark to market	(99)	139	(9)	(33)	(30)	(27)	82
Total interest expense	57,454	67,374	12,707	12,765	15,460	16,522	17,254
General and administrative	22,740	17,488	5,569	6,378	5,412	5,381	4,695
BHT Advisors termination fee and HPT Management buyout fee	10,301	—	—	101	10,200	—	—
Tender offer and listing costs	5,526	104	(27)	2,562	2,488	503	104
Amortization of restricted shares and units	4,975	1,397	3,371	505	564	535	363
Straight-line rent expense adjustment	(81)	(21)	—	(67)	(7)	(7)	(6)
Acquisition expense	1,480	90	21	644	813	2	86
Asset impairment losses	132	13,165	—	—	—	132	4,940
Real estate depreciation and amortization	122,230	119,670	29,910	31,217	31,081	30,022	31,682
Depreciation and amortization - non-real estate assets	501	—	272	229	—	—	—
Total expenses	359,578	364,873	82,506	85,636	99,191	92,245	95,618
Interest and other income	810	513	257	267	141	145	81
Loss on early extinguishment of debt	(21,502)	(426)	(24)	(30)	(21,412)	(36)	(426)
Loss from continuing operations before income taxes, equity
in operations of investments, and gain (loss) on sale of assets	(97,905)	(76,719)	(15,188)	(15,976)	(50,424)	(16,317)	(21,347)
Benefit (provision) for income taxes	(1,507)	28	(209)	(36)	(1,338)	76	73
Equity in operations of investments	3,982	1,836	3,829	(159)	69	243	522
Loss from continuing operations before gain (loss) on sale of assets	(95,430)	(74,855)	(11,568)	(16,171)	(51,693)	(15,998)	(20,752)
Discontinued operations:
Income (loss) from discontinued operations	1,407	(30,894)	17	21	(121)	1,490	(17,634)
Gain on sale of discontinued operations	15,383	90,221	297	403	6,077	8,606	86,195
Discontinued operations	16,790	59,327	314	424	5,956	10,096	68,561
Gain (loss) on sale of assets	44,477	—	(2)	(85)	44,564	—	—
Net income (loss)	(34,163)	(15,528)	(11,256)	(15,832)	(1,173)	(5,902)	47,809
Noncontrolling interests - continuing operations	159	132	41	58	33	27	41
Noncontrolling interests - discontinued operations	(30)	(120)	(1)	(1)	(11)	(17)	(118)
Dilution (accretion) of Series A Convertible Preferred Stock	1,926	(1,926)	—	1,926	—	—	(1,926)
Net income (loss) attributable to common stockholders	$(32,108)	$(17,442)	$(11,216)	$(13,849)	$(1,151)	$(5,892)	$45,806

Basic and diluted weighted average common shares outstanding (1)	48,960,393	49,875,899	47,244,471	48,842,711	49,893,330	49,891,436	49,877,350
Basic and diluted earnings (loss) per common share:
Continuing operations (1)	$(1.00)	$(1.54)	$(0.24)	$(0.29)	$(0.14)	$(0.32)	$(0.45)
Discontinued operations (1)	0.34	1.19	—	0.01	0.12	0.20	1.37
Basic and diluted earnings (loss) per common share (1)	$(0.66)	$(0.35)	$(0.24)	$(0.28)	$(0.02)	$(0.12)	$0.92

Distributions declared per common share (1)	$0.54	$—	$0.18	$0.18	$0.18	$—	$—

Net income (loss) attributable to common stockholders:
Continuing operations	$(48,868)	$(76,649)	$(11,529)	$(14,272)	$(7,096)	$(15,971)	$(22,637)
Discontinued operations	16,760	59,207	313	423	5,945	10,079	68,443
Net income (loss) attributable to common stockholders	$(32,108)	$(17,442)	$(11,216)	$(13,849)	$(1,151)	$(5,892)	$45,806

(1) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 5

Consolidated Statements of Discontinued Operations
(in thousands)

	Twelve Months Ended		Three Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14

Revenue
Rental income	$4,160	$51,240	$22	$27	$(92)	$4,203	$11,358
Straight-line rent and lease incentive revenue	455	(381)	—	—	(32)	487	352
Above- and below-market rent amortization	—	830	—	—	—	—	188
Lease termination fees	—	504	—	—	—	—	149
Total revenue	4,615	52,193	22	27	(124)	4,690	12,047

Expenses
Property related expenses	1,734	16,563	5	6	22	1,701	3,909
Real estate taxes	633	9,374	—	—	(83)	716	2,334
Property management fees	121	1,499	—	—	14	107	309
Total property operating expenses	2,488	27,436	5	6	(47)	2,524	6,552

Interest expense	707	16,631	—	—	44	663	3,362
Amortization of deferred financing costs	14	375	—	—	—	14	75
Amortization of mark to market	(1)	2	—	—	—	(1)	—
Total interest expense	720	17,008	—	—	44	676	3,437

Real estate depreciation and amortization	—	23,498	—	—	—	—	5,499
Total expenses	3,208	67,942	5	6	(3)	3,200	15,488

Interest and other income (expense)	—	(9)	—	—	—	—	(3)
Loss on early extinguishment of debt	—	(15,136)	—	—	—	—	(14,190)
Income (loss) from discontinued operations	1,407	(30,894)	17	21	(121)	1,490	(17,634)
Gain on sale of discontinued operations	15,383	90,221	297	403	6,077	8,606	86,195
Discontinued operations	$16,790	$59,327	$314	$424	$5,956	$10,096	$68,561

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 6

Calculation of FFO and FAD
(in thousands, except per share data)

	Twelve Months Ended		Three Months Ended
Funds from operations (FFO)	31-Dec-15	31-Dec-14	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14

Net income (loss)	$(34,163)	$(15,528)	$(11,256)	$(15,832)	$(1,173)	$(5,902)	$47,809
Net (income) loss attributable to noncontrolling interests	129	12	40	57	22	10	(77)
Dilution (accretion) of Series A Convertible Preferred Stock	1,926	(1,926)	—	1,926	—	—	(1,926)
Adjustments (1):
Real estate depreciation and amortization - consolidated	122,230	143,168	29,910	31,217	31,081	30,022	37,181
Real estate depreciation and amortization - unconsolidated joint ventures	6,985	5,161	2,427	1,904	1,367	1,287	1,307
Real estate depreciation and amortization - noncontrolling interest	(20)	—	(10)	(10)	—	—	—
Impairment of depreciable real estate assets	132	13,165	—	—	—	132	4,940
Gain on sale of depreciable real estate	(63,263)	(90,221)	(3,698)	(318)	(50,641)	(8,606)	(86,195)
Taxes associated with sale of depreciable real estate	1,259	—	—	(5)	1,264	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(116)	(117)	(50)	(56)	29	(39)	68
FFO attributable to common stockholders	$35,099	$53,714	$17,363	$18,883	$(18,051)	$16,904	$3,107

FFO, excluding certain items
FFO attributable to common stockholders	$35,099	$53,714	$17,363	$18,883	$(18,051)	$16,904	$3,107
Adjustments (1):
Acquisition expenses	1,863	90	26	642	1,193	2	86
Tender offer and listing costs	5,526	104	(27)	2,562	2,488	503	104
Loss on early extinguishment of debt	21,606	15,562	31	127	21,412	36	14,616
Non-cash default interest (2)	980	—	625	355	—	—	—
BHT Advisors termination fee and HPT Management buyout fee	10,301	—	—	101	10,200	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(70)	(25)	(1)	(7)	(61)	(1)	(24)
Accretion (dilution) of Series A Convertible Preferred Stock	(1,926)	1,926	—	(1,926)	—	—	1,926
FFO attributable to common stock holders, excluding certain items	$73,379	$71,371	$18,017	$20,737	$17,181	$17,444	$19,815

Funds available for distribution (FAD)
FFO attributable to common stock holders	$35,099	$53,714	$17,363	$18,883	$(18,051)	$16,904	$3,107
Adjustments (1):
Recurring capital expenditures	(52,222)	(69,351)	(11,113)	(13,795)	(14,067)	(13,247)	(19,468)
Straight-line rent adjustments	(12,406)	(6,963)	(2,662)	(2,525)	(4,369)	(2,850)	(3,141)
Above- and below-market rent amortization	(6,191)	(4,531)	(1,330)	(2,139)	(1,433)	(1,289)	(1,244)
Amortization of deferred financing fees and mark to market	3,859	3,264	1,095	930	898	936	982
Amortization of restricted shares and units	4,975	1,397	3,371	505	564	535	363
Acquisition expenses	1,863	90	26	642	1,193	2	86
Tender offer and listing costs	5,526	104	(27)	2,562	2,488	503	104
Loss on early extinguishment of debt	21,606	15,562	31	127	21,412	36	14,616
Default interest	980	—	625	355	—	—	—
BHT Advisors termination fee and HPT Management buyout fee	10,301	—	—	101	10,200	—	—
Depreciation and amortization - non-real estate assets	501	—	272	229	—	—	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	36	98	16	5	(11)	26	13
Accretion (dilution) of Series A Convertible Preferred Stock	(1,926)	1,926	—	(1,926)	—	—	1,926
FAD attributable to common stockholders	$12,001	$(4,690)	$7,667	$3,954	$(1,176)	$1,556	$(2,656)

Weighted average common shares outstanding - basic (3)	48,960	49,876	47,244	48,843	49,893	49,891	49,877
Weighted average common shares outstanding - diluted (3)	49,148	50,001	47,436	49,034	50,085	50,066	49,996

Diluted FFO per common share (3) (4)	$0.71	$1.07	$0.37	$0.39	$(0.36)	$0.34	$0.06
Diluted FFO, excluding certain items, per common share (3) (4)	$1.49	$1.43	$0.38	$0.42	$0.34	$0.35	$0.40
Diluted FAD per common share (3) (4)	$0.24	$(0.09)	$0.16	$0.08	$(0.02)	$0.03	$(0.05)

(1) Adjustments represent our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.
(2) As of December 31, 2015, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

(3) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(4) There are no dilutive securities for purposes of calculating diluted FFO per common share and diluted FAD per common share when FFO attributable to common stockholders or FAD attributable to common stockholders is negative.

For additional information regarding the non-GAAP measures, see pages 31-32.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 7

Calculation of EBITDA
(in thousands, except ratios)

	Three Months Ended
	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14

Net income (loss) attributable to common stockholders	$(11,216)	$(13,849)	$(1,151)	$(5,892)	$45,806

Adjustments:

Noncontrolling interests (OP units & vested restricted stock units)	(20)	(27)	(1)	(10)	77
Dilution (accretion) of Series A Convertible Preferred Stock	—	(1,926)	—	—	1,926

Interest expense - consolidated (including discontinued operations)	11,668	11,884	14,635	16,304	19,752
Interest expense - unconsolidated entities	727	1,437	617	615	631
Amortization of deferred financing costs - consolidated (including discontinued operations)	1,048	914	899	922	857
Amortization of deferred financing costs - unconsolidated entities	56	48	13	13	13
Mark to market - consolidated (including discontinued operations)	(9)	(33)	(30)	(28)	82
Mark to market - unconsolidated entities	—	1	16	17	18
Total interest expense	13,490	14,251	16,150	17,843	21,353

Tax (benefit) provision - consolidated (including discontinued operations)	209	36	1,338	(76)	(73)
Tax (benefit) provision - unconsolidated entities	1	1	1	2	3
Depreciation and amortization - consolidated (including discontinued operations)	30,182	31,446	31,081	30,022	37,181
Depreciation and amortization - unconsolidated entities	2,427	1,904	1,367	1,287	1,307
Depreciation and amortization - noncontrolling interest	(10)	—	—	—	—
Impairment losses	—	—	—	132	4,940
Gain on sale of real estate	(3,698)	(318)	(50,641)	(8,606)	(86,195)
Loss on early extinguishment of debt	31	127	21,412	36	14,616
EBITDA	31,396	31,645	19,556	34,738	40,941

Adjustments:
Costs incurred in connection with listing activities	(27)	2,562	2,488	503	104
Acquisition expenses	26	642	1,193	2	86
Non-cash write-off of tenant receivables	557	802	2	1,829	163
Transition-related stock-based compensation expense (1)	2,837	—	—	—	—
BHT Advisors termination fee and HPT Management buyout fee	—	101	10,200	—	—
Normalized EBITDA	34,789	35,752	33,439	37,072	41,294

Adjustments:
EBITDA from properties disposed before period end	25	(42)	(2,933)	(1,488)	(2,974)
Full quarter adjustment for acquired properties	—	656	—	—	723
Normalized estimated full period EBITDA from properties owned at period end	$34,814	$36,366	$30,506	$35,584	$39,043

Fixed charges
Interest expense	$13,490	$14,251	$16,150	$17,843	$21,353
Non-cash default interest (2)	(625)	(355)	—	—	—
Interest expense related to participating mortgage (3)	(53)	(660)	—	—	—
Capitalized interest incurred (4)	199	119	132	176	338
Normalized interest expense	13,011	13,355	16,282	18,019	21,691
Principal payments (excludes debt payoff)	1,776	1,876	2,498	3,059	5,038
Fixed charges	$14,787	$15,231	$18,780	$21,078	$26,729

Normalized interest coverage	2.67	2.68	2.05	2.06	1.90
Normalized fixed charge coverage	2.35	2.35	1.78	1.76	1.54
______________________

(1)
During the fourth quarter of 2015, we incurred a charge from the acceleration of stock grants related to our transition from an arrears-based equity incentive program to a new, forward-looking, multi-year, long-term equity incentive program.

(2) As of December 31, 2015, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(3) Represents an estimate of the portion of the Paces West B note that will be repaid based on achievement of certain investment return thresholds which is included in interest expense- unconsolidated entities above.
(4) Excludes capitalized interest funded from the Two BriarLake Plaza construction loan.
For additional information regarding the non-GAAP measures, see pages 31-32.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 8

Non Wholly-Owned Entities Financial Summary
As of and for the Quarter Ended December 31, 2015
(dollars in thousands)

	Unconsolidated Entities at							Consolidated Entities at
	TIER REIT Ownership Share							TIER REIT Ownership Share
	Paces West	Wanamaker Building	1325 G Street	Colorado Building	Domain 2 & 7	Domain 8		Legacy Land	Third + Shoal
Ownership % during the period	10.00%	60.00%	10.00%	10.00%	49.84%	50.00%		95.00%	95.00%
Ownership % at period end	10.00%	60.00%	10.00%	10.00%	49.84%	50.00%	Total	95.00%	95.00%	Total
Results of Operations
Rental income	$194	$3,579	$223	$95	$1,466	$—	$5,557	—	204	204
Straight-line rent and lease incentive revenue	18	56	68	45	191	—	378	—	—	—
Above- and below-market rent amortization	—	101	(22)	(12)	7	—	74	—	—	—
Lease termination fees	—	—	—	—	—	—	—	—	—	—
Other income	2	37	36	—	—	—	75	—	—	—
Total revenue	214	3,773	305	128	1,664	—	6,084	—	204	204

Property related expenses	74	1,191	84	44	337	8	1,738	9	370	379
Real estate taxes	15	380	66	24	167	—	652	18	47	65
Property management fees	5	119	7	3	32	—	166	—	(60)	(60)
NOI	120	2,083	148	57	1,128	(8)	3,528	(27)	(153)	(180)

Interest expense	113	459	48	17	90	—	727	—	—	—
Amortization of deferred financing costs	2	20	6	2	37	—	67	—	—	—
Asset management fees	—	—	3	2	—	—	5	—	—	—
Real estate depreciation and amortization	91	1,200	192	92	852	—	2,427	—	188	188
Interest income and other expense	—	6	—	—	—	—	6	—	1	1
Acquisition expenses	—	—	3	2	—	—	5	—	—	—
Loss on early extinguishment of debt	6	1	—	—	—	—	7	—	—	—
Provision for income taxes	—	1	—	—	—	—	1	—	1	1
Gain on sale of assets	(3,403)	—	—	—	—	—	(3,403)	—	—	—
Net income (loss)	3,311	396	(104)	(58)	149	(8)	3,686	(27)	(343)	(370)

Intercompany eliminations
Eliminate amortization of deferred financing costs	—	11	—	—	—	—	11	—	—	—
Eliminate property management fees	4	119	6	3	—	—	132	—	—	—
Adjusted net income (loss)	3,315	526	(98)	(55)	149	(8)	3,829	(27)	(343)	(370)
Adjustments:
Real estate depreciation and amortization	91	1,200	192	92	852	—	2,427	—	188	188
Gain on sale of assets	(3,403)	—	—	—	—	—	(3,403)	—	—	—
Funds from operations	$3	$1,726	$94	$37	$1,001	$(8)	$2,853	$(27)	$(155)	$(182)

Balance Sheet Information
Real estate book value (1)	$—	$101,455	$12,769	$3,787	$46,077	$12,490	$176,578	6,061	11,992	18,053
Accumulated depreciation	—	(24,440)	(145)	(31)	(1,536)	—	(26,152)	—	(376)	(376)
Real estate book value after depreciation	$—	$77,015	$12,624	$3,756	$44,541	$12,490	$150,426	$6,061	$11,616	$17,677

Cash and cash equivalents	$12	$1,999	$310	$279	$1,396	$90	$4,086	$144	$1,040	$1,184
Assets	$120	$97,849	$15,950	$5,177	$52,529	$12,841	$184,466	$6,205	$12,721	$18,926
Debt	$—	$45,654	$9,629	$3,400	$21,506	$—	$80,189	$—	$—	$—
Equity	$—	$42,898	$4,370	$949	$26,588	$14,193	$88,998	$6,125	$12,031	$18,156
________________________________
(1)	Third + Shoal real estate book value includes $7.7 million for a ground lease intangible.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 9

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended				Twelve Months Ended
Same Store GAAP NOI:	31-Dec-15	31-Dec-14	Favorable/ (Unfavorable)		31-Dec-15	31-Dec-14	Favorable/ (Unfavorable)
Revenues:
Total revenue	$58,319	$59,407	$(1,088)		$237,872	$231,747	$6,125
Less: Lease termination fees	(783)	(542)	(241)		(3,471)	(2,157)	(1,314)
	57,536	58,865	(1,329)	(2.3)%	234,401	229,590	4,811	2.1%
Expenses:
Property operating expenses (less tenant improvement demolition costs)	18,824	18,531	(293)	(1.6)%	73,204	71,987	(1,217)	(1.7)%
Real estate taxes	7,191	8,053	862	10.7%	33,634	34,379	745	2.2%
Property management fees	213	1,772	1,559	88.0%	4,013	7,041	3,028	43.0%
Property expenses	26,228	28,356	2,128	7.5%	110,851	113,407	2,556	2.3%
Same Store GAAP NOI - consolidated properties	31,308	30,509	799	2.6%	123,550	116,183	7,367	6.3%
Same Store GAAP NOI - unconsolidated properties (at ownership %)	2,427	2,612	(185)	(7.1)%	9,736	10,021	(285)	(2.8)%
Same Store GAAP NOI	$33,735	$33,121	$614	1.9%	$133,286	$126,204	$7,082	5.6%

Same Store Cash NOI:
Same Store GAAP NOI - consolidated properties	$31,308	$30,509	$799		$123,550	$116,183	$7,367
Less:
Straight-line rent revenue adjustment	(1,669)	(1,449)	(220)		(6,127)	(4,248)	(1,879)
Above- and below-market rent amortization	(903)	(1,000)	97		(4,992)	(3,814)	(1,178)
Same Store Cash NOI - consolidated properties	28,736	28,060	676	2.4%	112,431	108,121	4,310	4.0%
Same Store Cash NOI - unconsolidated properties (at ownership %)	2,200	2,552	(352)	(13.8)%	8,787	9,069	(282)	(3.1)%
Same Store Cash NOI	$30,936	$30,612	$324	1.1%	$121,218	$117,190	$4,028	3.4%

Occupancy % at period end (% owned)	90.2%	89.4%			90.2%	89.4%

Operating properties	28				28
Rentable square feet (% owned)	9,825				9,825

Reconciliation of net income (loss) to Same Store GAAP NOI and Same Store Cash NOI:
Net income (loss)	$(11,256)	$47,809			$(34,163)	$(15,528)
Adjustments:
Interest expense	12,707	17,254			57,454	67,374
Asset impairment losses	—	4,940			132	13,165
Tenant improvement demolition costs	45	220			358	1,644
General and administrative	5,569	4,695			22,740	17,488
BHT Advisors termination fee and HPT Management buyout fee	—	—			10,301	—
Tender offer and listing costs	(27)	104			5,526	104
Amortization of restricted shares and units	3,371	363			4,975	1,397
Straight-line rent expense adjustment	—	(6)			(81)	(21)
Acquisition expense	21	86			1,480	90
Real estate depreciation and amortization	29,910	31,682			122,230	119,670
Depreciation and amortization of non-real estate assets	272	—			501	—
Interest and other income	(257)	(81)			(810)	(513)
Loss on early extinguishment of debt	24	426			21,502	426
Provision (benefit) for income taxes	209	(73)			1,507	(28)
Equity in operations of investments	(3,829)	(522)			(3,982)	(1,836)
(Income) loss from discontinued operations	(17)	17,634			(1,407)	30,894
Gain on sale of discontinued operations	(297)	(86,195)			(15,383)	(90,221)
(Gain) loss on sale of assets	2	—			(44,477)	—
Net operating income of non-same store properties	(4,356)	(7,285)			(21,382)	(25,765)
Lease termination fees	(783)	(542)			(3,471)	(2,157)
Same store GAAP NOI of unconsolidated properties (at ownership %)	2,427	2,612			9,736	10,021
Same Store GAAP NOI	33,735	33,121			133,286	126,204
Straight-line rent revenue adjustment	(1,669)	(1,449)			(6,127)	(4,248)
Above- and below-market rent amortization	(903)	(1,000)			(4,992)	(3,814)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(227)	(60)			(949)	(952)
Same Store Cash NOI	$30,936	$30,612			$121,218	$117,190

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 10

Schedule of Properties Owned
as of December 31, 2015
(in thousands, except average effective rent $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent	Average Effective Rent $/RSF		% Average Effective Rent (own %)
				Occupancy %			% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	92.4%	$21,016	$36.72	5.7%	8.4%
Domain 3	Austin, TX	179	179	100.0%	5,700	$31.84	1.6%	2.3%
Domain 4	Austin, TX	153	153	100.0%	3,686	$24.09	1.4%	1.5%
Domain 7 (49.84%)	Austin, TX	222	111	86.5%	3,297	$34.48	1.0%	1.3%
Domain 2 (49.84%)	Austin, TX	115	57	100.0%	1,750	$30.61	0.5%	0.7%
Austin		1,288	1,119	94.5%	35,449	$33.54	10.3%	14.2%

5950 Sherry Lane	Dallas, TX	197	197	81.2%	5,745	$35.84	1.8%	2.3%
Burnett Plaza	Fort Worth, TX	1,025	1,025	85.7%	17,309	$19.71	9.4%	6.9%
Centreport Office Center	Fort Worth, TX	133	133	100.0%	2,503	$18.78	1.2%	1.0%
Dallas/Fort Worth		1,355	1,355	86.4%	25,557	$21.82	12.5%	10.2%

Loop Central	Houston, TX	575	575	95.0%	12,861	$23.55	5.3%	5.1%
One & Two Eldridge Place	Houston, TX	519	519	95.4%	16,455	$33.25	4.8%	6.6%
One BriarLake Plaza	Houston, TX	502	502	89.6%	19,149	$42.59	4.6%	7.7%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	7,847	$34.72	3.1%	3.1%
Three Eldridge Place	Houston, TX	305	305	81.0%	10,010	$40.57	2.8%	4.0%
Houston		2,234	2,234	87.9%	66,322	$33.77	20.6%	26.5%

Bank of America Plaza	Charlotte, NC	891	891	87.8%	17,753	$22.70	8.2%	7.1%
Charlotte		891	891	87.8%	17,753	$22.70	8.2%	7.1%

Buena Vista Plaza	Burbank, CA	115	115	99.1%	211	$1.84	1.1%	0.1%
Los Angeles		115	115	99.1%	211	$1.84	1.1%	0.1%

Forum Office Park	Louisville, KY	328	328	97.6%	5,839	$18.23	3.0%	2.3%
Hurstbourne Place	Louisville, KY	235	235	91.1%	4,035	$18.86	2.2%	1.6%
One Oxmoor Place	Louisville, KY	135	135	98.5%	2,938	$22.12	1.2%	1.2%
Hurstbourne Park	Louisville, KY	104	104	99.0%	2,190	$21.29	1.0%	0.9%
Steeplechase Place	Louisville, KY	77	77	90.9%	1,185	$16.93	0.7%	0.5%
Lakeview	Louisville, KY	76	76	96.1%	1,448	$19.75	0.7%	0.6%
Hunnington	Louisville, KY	62	62	82.3%	858	$16.62	0.6%	0.3%
Louisville		1,017	1,017	94.8%	18,493	$19.18	9.4%	7.4%

Plaza at MetroCenter	Nashville, TN	361	361	92.8%	5,918	$17.67	3.3%	2.4%
Nashville		361	361	92.8%	5,918	$17.67	3.3%	2.4%

Eisenhower I	Tampa, FL	130	130	100.0%	3,350	$25.75	1.2%	1.3%
Tampa		130	130	100.0%	3,350	$25.75	1.2%	1.3%

801 Thompson	Rockville, MD	51	51	100.0%	1,656	$32.52	0.5%	0.7%
1325 G Street (10%)	Washington, D.C.	307	31	83.9%	1,141	$44.32	0.3%	0.5%
Colorado Building (10%)	Washington, D.C.	128	13	92.3%	374	$32.44	0.1%	0.1%
Washington, D.C.		486	95	93.7%	3,171	$35.63	0.9%	1.3%

Operating office properties in strategic portfolio		7,877	7,317	90.3%	176,224	$26.68	67.4%	70.5%

500 East Pratt	Baltimore, MD	280	280	98.2%	8,931	$32.47	2.6%	3.6%
Woodcrest Corporate Center	Cherry Hill, NJ	333	333	90.4%	7,507	$24.98	3.1%	3.0%
111 Woodcrest	Cherry Hill, NJ	53	53	84.9%	937	$20.82	0.5%	0.4%
FOUR40	Chicago, IL	1,041	1,041	70.4%	23,491	$32.05	9.6%	9.4%
Wanamaker Building (60%)	Philadelphia, PA	1,390	834	98.0%	13,758	$16.84	7.7%	5.5%
Three Parkway	Philadelphia, PA	561	561	95.5%	10,676	$19.92	5.2%	4.3%
Lawson Commons	St. Paul, MN	436	436	96.6%	8,500	$20.17	4.0%	3.4%
Other operating office properties		4,094	3,538	88.4%	73,800	$23.59	32.6%	29.5%
Total operating office properties		11,971	10,855	89.7%	$250,024	$25.69	100.0%	100.0%

Non-operating properties
Hurstbourne Plaza (1)	Louisville, KY	79	79	50.2%
Fifth Third Center (2)	Columbus, OH	331	331	69.3%
Total Properties		12,381	11,265

(1) Hurstbourne Plaza is a retail property planned for redevelopment within the Hurstbourne Business Park.
(2) The loan on Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 11

Net Operating Income by Market
for the Three Months Ended December 31, 2015

15.7%
8.1%
25.9%
8.5%
2.0%
6.8%
2.4%
3.1%
1.3%
26.2%
Austin
Dallas/Fort Worth
Houston
Charlotte
Los Angeles
Louisville
Nashville
Tampa
Washington, D.C.
Other

Represents TIER REIT’s % ownership of NOI during the current quarter from operating properties owned at period end by market as a % of TIER REIT’s % ownership of total NOI during the current quarter from operating properties owned at period end.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 12

Components of Net Asset Value
(in thousands, except percentages)

			Annualized Three Months Ended
			31-Dec-15
Revenue (1)			$268,428
	Less:
	GAAP rent adjustments		(18,264)
	Lease termination fees		(3,132)
			247,032
Property operating expenses (1)			(122,752)
Adjusted cash NOI			124,280
	Adjustments:
	Adjusted cash NOI from unconsolidated real estate assets, at ownership share		12,832
	Adjusted cash NOI from properties sold in prior periods, at ownership share		(253)
	Adjusted cash NOI from non-stabilized properties, at ownership share (2)		(16,092)
	Adjusted cash NOI from properties and land acquired in 2015, at ownership share		505
Total adjusted cash NOI at ownership share			$121,272

			31-Dec-15
Other real estate properties
	Estimated value of non-stabilized real estate properties, at ownership share		$510,200
	Cost basis of properties held for development, at ownership share		70,617
Total other real estate properties			$580,817

Other tangible assets
	Cash and cash equivalents		$12,248
	Restricted cash		10,712
	Accounts receivable (excluding $70,357 of straight-line rent receivable)		5,872
	Prepaid expenses and other assets		6,712
Total other tangible assets			$35,544
Liabilities
	Notes payable		$415,425
	Term loans and revolving credit facility		665,000
	Accrued and other liabilities		103,567
	Ownership share of unconsolidated debt		80,189
Total liabilities			$1,264,181

Total common shares, restricted stock, and restricted stock units outstanding			47,673

(1)	Includes consolidated operations, including discontinued operations
(2)	Non-stabilized properties include:	Economic % SF Leased

		31-Dec-15
	Buena Vista Plaza	1%
	Burnett Plaza	75%
	FOUR40	66%
	Two BriarLake Plaza	56%

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 13

Selected Non-Stabilized Properties

Property Name Market Sub-Market	Property Type	Rentable Square feet	Occupancy % at December 31, 2015	Estimated Cash NOI at Stabilization (in thousands)	Estimated Stabilization date	Description

Buena Vista Plaza	Office	115,000	99%	$3,000	2016
Completed ten year renewal of 113,000 square feet by the major tenant in the second quarter of 2015 with free rent for eleven months, beginning in April 2015, before returning to stabilized economic occupancy.

Burbank
Burbank media district

Burnett Plaza	Office	1,025,000	86%	$13,500	2017
Two tenants moved out due to relocation to an owned facility (approximately 80,000 square feet in Q3 2013) and downsizing (approximately 80,000 square feet in Q2 2014). Further, we anticipate a tenant that is in bankruptcy will vacate between approximately 75,000 square feet and 100,000 square feet in the first quarter of 2016, of which approximately 50,000 square feet has been leased by an existing tenant’s expansion. The property received BOMA’s 2014 International Building of the Year (TOBY) for properties in excess of one million square feet. Budgeted $2.2 million in strategic capital improvements.

Dallas/Fort Worth
Fort Worth CBD

FOUR40	Office	1,041,000	70%	$16,500	2017
Completed $5.8 million lobby renovation in the third quarter of 2014. Construction of a $10.6 million tenant amenity floor including wi-fi lounge, conference center, and café was completed in June 2015.

Chicago
Central Loop

Two BriarLake Plaza	Office Development	333,000	68%	$8,000	2017	Property operates as a multi-campus facility with our One BriarLake Plaza property. Major construction was completed in the third quarter of 2014.
Houston
Westchase

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 14

Significant Tenants
December 31, 2015
(In thousands, except percentages and years)

Properties in Strategic Portfolio
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,979	7%	329	5%	2.6	A2 / A
Bank of America	9,505	5%	421	6%	3.1	Baa1 / BBB+
Apache Corporation	8,400	5%	210	3%	8.8	Baa1 / BBB
Samsung Engineering America	6,780	4%	161	3%	10.9	NR
GSA	6,759	3%	279	4%	4.4	U.S. Government
McDermott, Inc.	6,051	3%	190	3%	4.6	B1 / B+
Universal Pegasus International	5,356	3%	218	3%	4.3	NR
Disney Enterprises Inc	3,899	2%	113	2%	10.2	A2 / A
Americredit Financial Services	3,577	2%	197	3%	9.9	NR
Blackbaud, Inc.	3,525	2%	113	2%	7.8	NR
Vinson & Elkins LLP	3,509	2%	90	1%	6.0	NR
E.R. Squibb and Sons, LLC	3,350	2%	130	2%	8.5	A2 / A+
SCOR Global Life	3,343	2%	140	2%	12.6	NR / AA-
Linebarger Goggan Blair & Sampson, LLP	3,194	2%	111	2%	6.8	NR
Quicksilver Resources Inc.	2,872	1%	117	2%	6.6	NR
Total of largest 15 tenants at operating office properties in strategic portfolio	$83,099	45%	2,819	43%	6.3
Total all tenants at operating office properties in strategic portfolio	$186,142		6,606		5.1

Total Portfolio
	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Amoco	$12,979	5%	329	3%	2.6	A2 / A
GSA	11,472	4%	494	5%	4.7	U.S. Government
Bank of America	9,505	4%	421	4%	3.1	Baa1 / BBB+
Apache Corporation	8,400	3%	210	2%	8.8	Baa1 / BBB
Samsung Engineering America	6,780	3%	161	2%	10.9	NR
McDermott, Inc.	6,051	2%	190	2%	4.6	B1 / B+
Universal Pegasus International	5,356	2%	218	2%	4.3	NR
Drexel University	4,780	2%	191	2%	7.1	NR
Disney Enterprises Inc	3,899	2%	113	1%	10.2	A2 / A
Infor, Inc.	3,822	2%	144	2%	6.6	B3 / B
Xerox Corporation	3,702	1%	151	2%	4.7	Baa2 / BBB
Americredit Financial Services	3,577	1%	197	2%	9.9	NR
Blackbaud, Inc.	3,525	1%	113	1%	7.8	NR
Vinson & Elkins LLP	3,509	1%	90	1%	6.0	NR
CTC Holdings, L.P.	3,376	1%	87	1%	6.2	NR
Total of largest 15 tenants	$90,733	34%	3,109	32%	5.8
Total all tenants	$265,596		9,734		5.5

Notes:
The above tables set forth the company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 15

Industry Diversification (by square foot)
As of December 31, 2015

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes nine industry classifications.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 16

Leasing Activity Summary
For the Three Months Ended
December 31, 2015

		Occupancy						Occupancy		Cash			Straight-lined
	Rentable SF (000’s)%		SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Market		30-Sep-15	30-Sep-15	Expiring	Renewals	Expansions	New	31-Dec-15	31-Dec-15	Expiring	Activity		Expiring	Activity
Austin (1)	1,119	94.6%	1,059	(13)	2	2	7	1,057	94.5%	$23.52	$25.23	7%	$23.78	$25.97	9%
Dallas/Fort Worth	1,355	88.2%	1,195	(55)	27	—	4	1,171	86.4%	$17.22	$11.92	-31%	$13.99	$11.59	-17%	(2)
Houston	2,234	88.0%	1,967	(36)	—	—	33	1,964	87.9%	$26.22	$26.64	2%	$26.85	$27.23	1%
Charlotte	891	86.4%	770	(4)	2	—	14	782	87.8%	$20.36	$20.99	3%	$20.10	$22.51	12%
Los Angeles	115	100.0%	115	(1)	—	—	—	114	99.1%	$—	$—	—%	$—	$—	0%
Louisville	1,017	95.0%	966	(13)	3	3	5	964	94.8%	$12.03	$11.58	-4%	$11.92	$11.74	-1%
Nashville	361	92.8%	335	(2)	2	—	—	335	92.8%	$9.71	$9.71	—%	$9.71	$9.71	0%
Tampa	130	100.0%	130	—	—	—	—	130	100.0%	$—	$—	—	$—	$—	0%
Washington, D.C.	95	93.7%	89	—	—	—	—	89	93.7%	$—	$—	—%	$—	$—	0%
Operating office properties in strategic portfolio	7,317	90.6%	6,626	(124)	36	5	63	6,606	90.3%	$20.53	$19.32	-6%	$19.74	$19.73	0%
Other operating office properties	3,538	86.2%	3,049	(84)	82	41	40	3,128	88.4%	$14.81	$14.34	-3%	$14.88	$15.13	2%
Total	10,855	89.1%	9,675	(208)	118	46	103	9,734	89.7%	$17.04	$16.28	-4%	$16.77	$16.92	1%

	End of Period									Cash			Straight-lined
		Occupancy						Occupancy		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Year-To-Date Summary	NRA (000's)%		SF (000's)	Expiring	Renewals	Expansions	New	SF (000's)%		Expiring	Activity		Expiring	Activity
Operating office properties in strategic portfolio
Q1 Activity	6,940	89.2%	6,189	(109)	55	44	106	6,285	90.6%	$22.00	$21.14	-4%	$20.91	$21.95	5%
Q2 Activity	6,549	91.3%	5,976	(481)	345	59	79	5,978	91.3%	$18.43	$16.45	-11%	$17.92	$17.77	-1%
Q3 Activity (1)	7,049	91.4%	6,445	(94)	23	23	84	6,481	91.9%	$16.73	$17.57	5%	$16.35	$18.70	14%
Q4 Activity	7,317	90.6%	6,626	(124)	36	5	63	6,606	90.3%	$20.53	$19.32	-6%	$19.74	$19.73	0%
				(808)	459	131	332			$19.22	$17.97	-7%	$18.57	$19.05	3%
Total Portfolio
Q1 Activity	12,487	88.1%	10,996	(278)	137	68	111	11,034	88.4%	$20.86	$19.19	-8%	$19.72	$19.74	0%
Q2 Activity	10,418	89.0%	9,272	(862)	622	91	144	9,267	89.0%	$18.22	$15.97	-12%	$17.50	$16.90	-3%
Q3 Activity (1)	10,918	89.2%	9,734	(313)	175	41	122	9,759	89.4%	$16.91	$16.52	-2%	$16.19	$17.75	10%
Q4 Activity	10,855	89.1%	9,675	(208)	118	46	103	9,734	89.7%	$17.04	$16.28	-4%	$16.77	$16.92	1%
				(1,661)	1,052	246	480			$18.26	$16.69	-9%	$17.54	$17.57	0%

(1) Reflects the properties acquired as part of The Domain acquisition on July 23, 2015, as if they had been acquired on June 30, 2015.
(2) The Dallas/Fort Worth rental rate reflects a 25,000 square foot 10-year lease renewal with a tenant at Burnett Plaza that received a discounted rental rate in lieu of a tenant improvement allowance.

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 17

Leasing Rate Activity Summary
For the Three Months Ended
December 31, 2015

		Renewals					Expansions					New
			Cash		Straight-lined			Cash		Straight-lined			Cash		Straight-lined
		SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF		SF (000’s)	Net Rent /SF		Net Rent /SF
Markets			Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin		2	$18.00	$23.00	$15.94	$23.00	2	$19.00	$23.50	$19.00	$24.22	7	$26.35	$26.35	$27.27	$27.27
Dallas/Fort Worth	(1)	27	$17.74	$11.80	$14.22	$11.76	—	$—	$—	$—	$—	4	$13.65	$12.81	$12.45	$10.31
Houston		—	$—	$—	$—	$—	—	$—	$—	$—	$—	33	$26.22	$26.64	$26.85	$27.23
Charlotte		2	$26.93	$27.60	$25.91	$29.98	—	$—	$—	$—	$—	14	$19.64	$20.26	$19.46	$21.69
Los Angeles		—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Louisville		3	$10.97	$10.74	$10.97	$10.74	3	$11.29	$11.23	$10.89	$11.23	5	$13.11	$12.29	$13.11	$12.63
Nashville		2	$9.71	$9.71	$9.71	$9.71	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Tampa		—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Washington, D.C.		—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Operating office properties in strategic portfolio		36	$17.25	$13.10	$14.44	$13.20	5	$14.37	$16.14	$14.13	$16.43	63	$22.94	$23.17	$23.25	$23.77
Percentage increase (decrease)				(24)%		(9)%			12%		16%			1%		2%

Other operating office properties		82	$14.44	$13.72	$15.25	$16.11	41	$14.25	$14.27	$13.59	$13.99	40	$16.15	$15.72	$15.46	$14.30
Total		118	$15.30	$13.53	$15.00	$15.22	46	$14.26	$14.47	$13.65	$14.25	103	$20.30	$20.28	$20.22	$20.09
Percentage increase (decrease)				(12)%		1%			1%		4%			—%		(1)%

Year-To-Date Summary:
Operating office properties in strategic portfolio
Q1 2015		55	$18.06	$18.88	$16.61	$19.80	44	$18.96	$23.46	$18.53	$24.51	106	$25.28	$21.37	$24.10	$22.01
Q2 2015		345	$20.49	$17.44	$20.03	$19.07	59	$13.77	$13.55	$12.77	$12.95	79	$12.92	$14.28	$12.55	$15.65
Q3 2015		23	$15.13	$14.37	$13.94	$14.73	23	$14.00	$16.75	$13.72	$17.59	84	$17.93	$18.71	$17.73	$20.28
Q4 2015		36	$17.25	$13.10	$14.44	$13.20	5	$14.37	$16.14	$14.13	$16.43	63	$22.94	$23.17	$23.25	$23.77
		459	$19.68	$17.12	$18.88	$18.48	131	$15.58	$17.54	$14.92	$17.78	332	$20.03	$19.35	$19.58	$20.39
Percentage increase (decrease)				(13)%		(2)%			13%		19%			(3)%		4%
Total Portfolio
Q1 2015		137	$19.41	$17.36	$17.91	$17.58	68	$16.99	$19.82	$16.70	$20.99	111	$25.00	$21.07	$23.77	$21.66
Q2 2015		622	$19.35	$16.60	$18.72	$17.81	91	$14.81	$13.43	$13.97	$12.77	144	$15.48	$14.82	$14.42	$15.55
Q3 2015		175	$17.23	$15.42	$16.17	$16.84	41	$16.36	$18.87	$15.37	$18.93	122	$16.63	$17.75	$16.49	$19.22
Q4 2015		118	$15.30	$13.53	$15.00	$15.22	46	$14.26	$14.47	$13.65	$14.25	103	$20.30	$20.28	$20.22	$20.09
		1,052	$18.55	$16.16	$17.77	$17.33	246	$15.57	$16.30	$14.90	$16.35	480	$19.01	$18.18	$18.35	$18.87
Percentage increase (decrease)				(13)%		(3)%			5%		10%			(4)%		3%

(1) The Dallas/Fort Worth rental rate reflects a 25,000 square foot 10-year lease renewal with a tenant at Burnett Plaza that received a discounted rental rate in lieu of a tenant improvement allowance.

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 18

Lease Expirations
For Four Quarters From January 1, 2016
(In thousands)

	Market		Q1 2016	Q2 2016	Q3 2016	Q4 2016	Grand Total

	By Square Foot
	Austin		31	7	104	36	178
	Dallas/Fort Worth		42	10	1	10	63
	Houston		28	4	62	11	105
	Charlotte		9	—	—	4	13
	Los Angeles		1	—	—	—	1
	Louisville		86	10	26	18	140
	Nashville	(1)	177	2	—	16	195
	Tampa		—	—	—	—	—
	Washington, D.C.		2	54	—	1	57
	Operating office properties in strategic portfolio		376	87	193	96	752
	Other operating office properties		53	31	19	6	109
	Total		429	118	212	102	861

	By Annualized Expiring Rentals
	Austin		$1,105	$260	$3,071	$1,305	$5,741
	Dallas/Fort Worth		1,122	352	17	275	1,766
	Houston		455	142	1,662	518	2,777
	Charlotte		284	—	—	114	398
	Los Angeles		38	—	—	—	38
	Louisville		1,705	176	527	314	2,722
	Nashville		2,943	41	—	287	3,271
	Tampa		—	—	—	—	—
	Washington, D.C.		85	1,771	—	28	1,884
	Operating office properties in strategic portfolio		7,737	2,742	5,277	2,841	18,597
	Other operating office properties		848	837	481	213	2,379
	Total		$8,585	$3,579	$5,758	$3,054	$20,976

	By Expiring Rent Per SF
	Austin		$35.72	$36.91	$29.46	$36.33	$32.22
	Dallas/Fort Worth		$26.64	$32.22	$24.76	$28.33	$27.84
	Houston		$16.68	$36.62	$26.91	$45.25	$26.61
	Charlotte		$30.24	$—	$—	$36.76	$31.87
	Los Angeles		$64.29	$—	$—	$—	$64.29
	Louisville		$20.23	$18.86	$19.50	$17.66	$19.66
	Nashville		$16.63	$21.47	$—	$18.44	$16.82
	Tampa		$—	$—	$—	$—	$—
	Washington, D.C.		$37.96	$33.16	$—	$49.18	$33.52
	Operating office properties in strategic portfolio		$20.69	$31.70	$27.24	$30.20	$24.86
	Other operating office properties		$16.01	$28.06	$24.43	$36.00	$21.94
	Total		$20.11	$30.77	$26.98	$30.55	$24.49

(1) Currently in discussion with a tenant that expects to renew a minimum of 100,000 square feet that expires in Q1 2016, although there can be no assurance regarding such renewal or the terms and timing of such renewal.

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 19

Lease Expirations
Annually From January 1, 2016
(In thousands, except percentage and per SF data)

Market	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2025+	Grand Total
By Square Foot
Austin	178	170	63	106	103	47	154	169	—	3	64	1,057
Dallas/Fort Worth	63	150	190	100	72	59	117	144	—	—	276	1,171
Houston	105	360	59	312	284	198	25	46	273	54	248	1,964
Charlotte	13	6	12	405	13	19	8	81	31	8	186	782
Los Angeles	1	—	—	4	—	—	—	—	—	—	109	114
Louisville	140	257	24	150	87	50	15	35	14	192	—	964
Nashville	195	10	3	—	2	21	14	—	4	22	64	335
Tampa	—	—	—	—	—	—	—	—	130	—	—	130
Washington, D.C.	57	3	2	1	3	1	3	5	—	7	7	89
Operating office properties in strategic portfolio	752	956	353	1,078	564	395	336	480	452	286	954	6,606
As a % of Occupied SF	11%	15%	5%	16%	9%	6%	5%	7%	7%	4%	15%	100%
As a % of Total NRA	10%	13%	5%	15%	8%	5%	5%	6%	6%	4%	13%	90%
Other operating office properties	109	166	227	177	517	277	451	391	39	142	632	3,128
Total	861	1,122	580	1,255	1,081	672	787	871	491	428	1,586	9,734
As a % of Occupied SF	9%	12%	6%	13%	11%	7%	8%	9%	5%	4%	16%	100%
As a % of Total NRA	8%	10%	5%	12%	10%	6%	7%	8%	5%	4%	15%	90%

By Annualized Expiring Rentals
Austin	$5,741	$4,609	$2,226	$4,341	$4,077	$1,993	$6,111	$6,341	$—	$138	$2,683	$38,260
Dallas/Fort Worth	1,766	3,333	4,744	2,450	2,628	1,980	2,975	4,174	—	—	7,614	31,664
Houston	2,777	11,892	2,553	12,932	9,307	6,628	1,299	1,832	12,079	1,564	10,383	73,246
Charlotte	398	202	465	9,392	416	697	271	2,903	360	419	6,198	21,721
Los Angeles	38	—	—	196	—	—	—	—	—	—	5,223	5,457
Louisville	2,722	4,855	458	3,116	1,617	1,173	289	840	307	4,036	—	19,413
Nashville	3,271	182	54	—	38	404	283	—	87	516	1,486	6,321
Tampa	—	—	—	—	—	—	—	—	4,371	—	—	4,371
Washington, D.C.	1,884	175	123	78	211	44	337	301	30	255	412	3,850
Operating office properties in strategic portfolio	18,597	25,248	10,623	32,505	18,294	12,919	11,565	16,391	17,234	6,928	33,999	204,303
As a % of Total Annualized Expiring Rentals	9%	12%	5%	16%	9%	6%	6%	8%	9%	3%	17%	100%
Other operating office properties	2,379	6,217	7,134	4,973	13,188	7,401	14,944	12,548	959	5,175	11,681	86,599
Total	$20,976	$31,465	$17,757	$37,478	$31,482	$20,320	$26,509	$28,939	$18,193	$12,103	$45,680	$290,902
As a % of Total Annualized Expiring Rentals	7%	11%	6%	13%	11%	7%	9%	10%	6%	4%	16%	100%

By Expiring Rent Per SF
Austin	$32.22	$27.19	$35.02	$41.02	$39.45	$43.72	$39.59	$37.52	$—	$41.68	$41.67	$36.20
Dallas/Fort Worth	$27.84	$22.17	$24.77	$24.66	$36.76	$33.61	$25.42	$29.04	$—	$—	$27.62	$27.03
Houston	$26.61	$33.11	$43.59	$41.45	$32.77	$33.45	$50.32	$39.83	$44.47	$28.93	$41.78	$37.31
Charlotte	$31.87	$31.68	$38.32	$23.19	$32.98	$36.25	$36.59	$35.80	$11.34	$51.36	$33.36	$27.77
Los Angeles	$64.29	$—	$—	$45.61	$—	$—	$—	$—	$—	$—	$47.77	$47.78
Louisville	$19.66	$18.95	$19.55	$20.72	$18.63	$22.81	$18.44	$23.69	$22.26	$20.89	$—	$20.12
Nashville	$16.82	$19.04	$18.75	$—	$19.50	$19.19	$20.50	$—	$21.02	$23.00	$23.01	$18.87
Tampa	$—	$—	$—	$—	$—	$—	$—	$—	$33.60	$—	$—	$33.60
Washington, D.C.	$33.52	$57.57	$55.44	$59.66	$63.00	$36.22	$109.07	$59.87	$63.43	$44.75	$62.69	$43.65
Operating office properties in strategic portfolio	$24.86	$26.46	$29.98	$30.12	$33.59	$32.66	$34.30	$32.83	$38.14	$24.15	$35.61	$30.93
Other operating office properties	$21.94	$37.51	$31.39	$28.09	$25.50	$26.64	$33.11	$32.17	$24.98	$36.43	$18.50	$27.74
Total	$24.49	$28.10	$30.53	$29.86	$29.18	$30.17	$33.62	$33.26	$37.11	$28.22	$28.88	$29.90

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 20

Occupancy Trends

	Rentable SF (in thousands)
		Occupancy %
Market	31-Dec-15	31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14

Austin	1,119	94%	95%	93%	93%	92%
Dallas/Fort Worth	1,355	86%	88%	85%	83%	82%
Houston (1)	2,234	88%	93%	94%	97%	96%
Charlotte	891	88%	86%	89%	89%	88%
Los Angeles	115	99%	100%	100%	100%	100%
Louisville	1,017	95%	95%	93%	91%	89%
Nashville	361	93%	93%	93%	91%	88%
Tampa	130	100%	100%	100%	100%	100%
Washington, D.C.	95	94%	94%	94%	90%	88%
Operating office properties in strategic portfolio	7,317	90%	92%	91%	91%	90%
Other operating office properties	3,538	88%	86%	86%	86%	87%
Total	10,855	90%	90%	89%	90%	89%

(1) The fourth quarter of 2015 reflects the inclusion of our recently developed Two BriarLake Plaza property which is 68% leased as of December 31, 2015.
Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 21

Leasing Cost Summary
For the Three Months Ended
December 31, 2015

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	2	0.8	$0.57	$—	$0.57	$0.76	$—	$0.76
Dallas/Fort Worth	27	13.5	$0.22	$5.35	$5.57	$0.02	$0.40	$0.41
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	2	5.0	$3.05	$10.00	$13.05	$0.61	$2.00	$2.61
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	3	2.3	$1.60	$0.13	$1.73	$0.70	$0.06	$0.75
Nashville	2	2.0	$0.76	$—	$0.76	$0.38	$—	$0.38
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	36	10.7	$0.54	$4.58	$5.12	$0.05	$0.43	$0.48
Other operating office properties	82	5.5	$8.00	$17.71	$25.71	$1.45	$3.21	$4.66
Total	118	7.1	$5.72	$13.71	$19.43	$0.80	$1.93	$2.73

Expansion
Market
Austin	2	3.0	$5.65	$6.33	$11.98	$1.88	$2.11	$3.99
Dallas/Fort Worth	—	—	$—	$—	$—	$—	$—	$—
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	3	0.5	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	5	1.5	$2.26	$2.53	$4.79	$1.51	$1.69	$3.20
Other operating office properties	41	6.1	$8.11	$33.45	$41.56	$1.33	$5.51	$6.84
Total	46	5.6	$7.47	$30.09	$37.56	$1.34	$5.40	$6.74

New
Market
Austin	7	9.5	$7.28	$4.71	$11.99	$0.77	$0.50	$1.26
Dallas/Fort Worth	4	5.8	$8.59	$12.50	$21.09	$1.47	$2.14	$3.62
Houston	33	9.3	$23.01	$45.76	$68.77	$2.28	$4.79	$7.08
Charlotte	14	5.9	$10.37	$41.04	$51.41	$1.76	$6.96	$8.71
Los Angeles	—	—	$—	$—	$—	$—	$—	$—
Louisville	5	3.7	$3.99	$17.27	$21.25	$1.10	$4.97	$6.07
Nashville	—	—	$—	$—	$—	$—	$—	$—
Tampa	—	—	$—	$—	$—	$—	$—	$—
Washington, D.C.	—	—	$—	$—	$—	$—	$—	$—
Operating office properties in strategic portfolio	63	7.9	$16.03	$35.78	$51.81	$2.03	$4.54	$6.57
Other operating office properties	40	9.0	$11.04	$47.63	$58.67	$1.23	$5.30	$6.53
Total	103	8.3	$14.09	$40.38	$54.47	$1.69	$4.86	$6.55
Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 22

Leasing Cost Trend Analysis

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Year Ended	Year Ended	Year Ended
	31-Dec-15	30-Sept-15	30-Jun-15	31-Mar-15	31-Dec-15	31-Dec-14	31-Dec-13
Renewal Leasing
Square Feet (in thousands)	118	175	622	137	1,052	1,298	1,504
Weighted Average Term (in years)	7.1	6.9	7.3	4.4	6.8	5.7	4.3
Commissions per SF	$5.72	$8.25	$7.20	$6.63	$7.13	$4.68	$4.55
TI and Other Leasing Cost per SF	13.71	21.35	21.41	7.43	18.72	4.62	7.68
Total Leasing Cost per SF	$19.43	$29.60	$28.61	$14.06	$25.85	$9.30	$12.23

Commissions per SF per Year	$0.80	$1.20	$0.99	$1.52	$1.07	$0.93	$1.06
TI and Other Leasing Cost per SF per Year	1.93	3.10	2.95	1.70	2.70	0.74	1.68
Total Leasing Cost per SF per Year	$2.73	$4.30	$3.94	$3.22	$3.77	$1.67	$2.74

Expansion Leasing
Square Feet (in thousands)	46	41	91	68	246	264	389
Weighted Average Term (in years)	5.6	3.0	7.9	6.5	6.3	6.6	6.1
Commissions per SF	$7.47	$4.45	$9.34	$11.35	$8.73	$9.41	$8.10
TI and Other Leasing Cost per SF	30.09	10.25	23.18	29.53	24.07	21.39	19.17
Total Leasing Cost per SF	$37.56	$14.70	$32.52	$40.88	$32.80	$30.80	$27.27

Commissions per SF per Year	$1.34	$1.49	$1.17	$1.73	$1.41	$1.41	$1.37
TI and Other Leasing Cost per SF per Year	5.40	3.43	2.92	4.51	3.91	3.11	3.14
Total Leasing Cost per SF per Year	$6.74	$4.92	$4.09	$6.24	$5.32	$4.52	$4.51

New Leasing
Square Feet (in thousands)	103	122	144	111	480	927	754
Weighted Average Term (in years)	8.3	7.9	8.0	8.0	8.0	8.4	7.4
Commissions per SF	$14.09	$10.94	$11.11	$16.31	$12.91	$12.15	$10.51
TI and Other Leasing Cost per SF	40.38	36.00	42.44	43.27	40.55	36.28	28.27
Total Leasing Cost per SF	$54.47	$46.94	$53.55	$59.58	$53.46	$48.43	$38.78

Commissions per SF per Year	$1.69	$1.39	$1.39	$2.04	$1.60	$1.45	$1.42
TI and Other Leasing Cost per SF per Year	4.86	4.55	5.33	5.41	5.05	4.34	3.82
Total Leasing Cost per SF per Year	$6.55	$5.94	$6.72	$7.45	$6.65	$5.79	$5.24

Total Leasing
Square Feet (in thousands)	267	338	857	316	1,778	2,489	2,647
Weighted Average Term (in years)	7.3	6.8	7.5	6.1	7.1	6.8	5.4
Commissions per SF	$9.25	$8.76	$8.08	$11.05	$8.92	$7.96	$6.77
TI and Other Leasing Cost per SF	26.82	25.29	25.13	24.78	25.35	18.19	15.23
Total Leasing Cost per SF	$36.07	$34.05	$33.21	$35.83	$34.27	$26.15	$22.00

Commissions per SF per Year	$1.26	$1.29	$1.08	$1.81	$1.26	$1.18	$1.24
TI and Other Leasing Cost per SF per Year	3.67	3.73	3.37	4.05	3.50	2.33	2.80
Total Leasing Cost per SF per Year	$4.93	$5.02	$4.45	$5.86	$4.76	$3.51	$4.04

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 23

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		31-Dec-15	30-Sep-15	30-Jun-15	31-Mar-15	31-Dec-14

	Recurring capital expenditures
	Leasing costs	$8,297	$10,046	$10,105	$10,253	$16,513
	Building improvements	2,816	3,749	3,962	2,994	2,955
	Subtotal recurring capital expenditures	11,113	13,795	14,067	13,247	19,468

	Non-recurring capital expenditures
	Building improvements (1)	1,185	—	—	125	—
	Leasing costs (2)	3,258	1,907	4,093	5,454	9,868
	Development (3)	1,790	3,278	3,307	2,286	8,962
	Redevelopment (4)	298	13	4,375	4,506	1,532
	Subtotal non-recurring capital expenditures	6,531	5,198	11,775	12,371	20,362

	Total capital expenditures	$17,644	$18,993	$25,842	$25,618	$39,830

Notes:
All amounts represent TIER REIT’s ownership %.

(1)	Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property.
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space that was vacant at acquisition were as follows:

		$455	$534	$662	$674	$203
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development type returns on capital.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 24

Potential Future Development Sites
December 31, 2015

			Approximate Rentable Square Feet
				Month of Acquisition	Cost Basis (in millions)
Project	Market	Acres				Comments

Hurstbourne Plaza	Louisville	6.1	350,000	Dec-07	N/A	Planned mixed-use redevelopment of the Hurstbourne Business Center

Burnett Plaza	Fort Worth - CBD	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Eisenhower II	Tampa	5.2	130,000	Dec-07	$1.5	Office building

Third + Shoal (95%) (1)	Austin - CBD	0.8	325,000	Jun-15	$11.8	Office building

Legacy Land (95%) (1)	Dallas (Plano - Legacy)	4.0	570,000	Jun-15	$6.4	Office building(s)

Domain B	Austin	6.2	300,000 - 400,000	Jul-15	$12.7	Office building(s)

Domain C	Austin	6.3	400,000 - 500,000	Jul-15	$16.5	Office building(s)

Domain D & G	Austin	5.6	300,000 - 400,000	Jul-15	$9.5	Office building

(1) We own 95% of this project, and the cost basis above represents our ownership share.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 25

Summary Development Activity
December 31, 2015

			Start Date		Estimated Cost per SF
		Square feet (in thousands)		Shell Completion Date		Estimated Total Cost (in millions)	Cost to Date (in millions)
Project	Market

Domain 8 (1)	Austin	291	Q3 2015	Q1 2017	$302	$88.0	$22.0

(1) We own 50% of this project, and the costs above represents 100%.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 26

Properties Under Development
Domain 8
Austin, Texas

Property Objectives
Domain 8 has an efficient design intended to accommodate single-floor and multi-tenant arrangements. The building will seek to achieve a minimum LEED Certified Silver and will operate under Energy Star standards. Site work for the development began in 3Q 2015, and shell construction is projected to be completed in 1Q 2017.

Property Description
Domain 8 is designed as a Class A office building located in The Domain, a master planned, mixed-use project located in Austin. The building will consist of 290,983 square feet, 9 stories of office space, built on a 3-level parking garage pedestal.
The building will be constructed of poured in place concrete along with a glass curtain wall system. The garage will accommodate approximately 1,193 parking spaces.

Property Strengths

•
Located in The Domain master planned, mixed-use project - a true “live, work, play” environment consisting of 1.2 million square feet of retail, 1,862 apartment units, 604 hotel rooms and 1.5 million square feet of Class A office

•	The Domain commands the highest Class A office rents in every submarket in Austin except the CBD

•	Efficient 34,000 square foot floor plates with direct elevator access to office floors from every garage level and dramatic views of The Domain and the Texas Hill Country

•	Walking access to a full array of amenities and hike/bike trails; on-site showers and locker room

Property Facts

Location	11601 Alterra Parkway
Zip Code	78758
Submarket	Domain/Arboretum
Buildings	1
Floors	9 Floors Office Space/3 Floors Parking
Approximate Rentable SF	291,000
Parking Ratio	4.1/1,000 RSF
Estimated Operating Expenses per SF	$16.50
Estimated Shell Delivery Date	1Q 2017
Estimated Project Cost at Completion	$88,000,000
Quality of Market	A+
Quality of Location within Market	A+
Quality of Building	A+
Percentage Owned	50%
Percentage Leased at December 31, 2015	—%

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 27

Acquisition and Disposition Activities
For the Twelve Months Ended December 31, 2015

		Number of Properties	Square Feet (in thousands)	Transaction Date	Price (in thousands)
Acquisitions	Location

Third + Shoal (95%) (land)	Austin, TX	N/A	N/A	6/24/2015	$7,500
Legacy (95%) (land)	Plano, TX	N/A	N/A	6/25/2015	$6,175
1325 G Street (10%) (1)	Washington, D.C.	1	31	6/30/2015	$15,200
Colorado Building (10%) (1)	Washington, D.C.	1	13	6/30/2015	$5,000
Domain 2 (49.84%)	Austin, TX	1	57	7/23/2015	$9,240
Domain 3	Austin, TX	1	179	7/23/2015	$46,566
Domain 4	Austin, TX	1	153	7/23/2015	$32,867
Domain 7 (49.84%)	Austin, TX	1	111	7/23/2015	$17,545
Domain A (land)	Austin, TX	N/A	N/A	7/23/2015	$4,087
Domain B, C, D, G, and E (land)	Austin, TX	N/A	N/A	7/23/2015	$52,682
Domain L, M, and N (land)	Austin, TX	N/A	N/A	7/23/2015	$22,000
Domain K (multifamily property)	Austin, TX	N/A	N/A	10/16/2015	$15,000
		6	544

Dispositions

One & Two Chestnut Place	Worcester, MA	1	218	3/6/2015	$14,000
250 West Pratt	Baltimore, MD	1	368	3/19/2015	$63,500
Fifth Third Center	Cleveland, OH	1	508	4/7/2015	$52,750
United Plaza	Philadelphia, PA	1	617	4/23/2015	$114,554
1650 Arch Street	Philadelphia, PA	1	553	4/23/2015	$76,290
1325 G Street (1)	Washington, D.C.	1	307	6/30/2015	$152,000
Colorado Building (1)	Washington, D.C.	1	128	6/30/2015	$50,000
Domain L, M, and N (land)	Austin, TX	N/A	N/A	7/24/2015	$22,000
Domain K (multi-family property)	Austin, TX	N/A	N/A	10/16/2015	$15,000
Paces West (10%)	Atlanta, GA	1	65	11/30/2015	$11,250
Domain A (land)	Austin, TX	N/A	N/A	12/16/2015	$4,250
		8	2,764

(1) In June 2015 we sold our 1325 G Street and Colorado Building properties to two separate joint ventures in which we own a 10% noncontrolling interest.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 28

Summary of Financing
December 31, 2015
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$359,624	5.89%	33%
Term loans (1)			525,000	3.51%	49%
Total fixed rate debt			884,624	4.48%	82%

Variable Rate Debt
Revolving credit facility (2)			140,000	2.02%	13%
Construction loan			55,801	3.33%	5%
Total variable rate debt			195,801	2.40%	18%
Total debt (3)			$1,080,425	4.10%	100%

(1) The borrowing rate under the term loans has been effectively fixed through the use of interest rate hedges.
(2) Additional borrowings of $75.3 million were available under the credit facility.
(3) As of December 31, 2015, we had a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate which results in an overall effective weighted average interest rate of 4.33%.

	Maturities
	Secured Mortgage Debt		Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2016	$191,158	5.13%	$—	—	$191,158	5.13%	18%
2017	129,684	5.55%	—	—	129,684	5.55%	12%
2018	—	—	140,000	2.02%	140,000	2.02%	13%
2019	—	—	250,000	3.28%	250,000	3.28%	23%
2020	—	—	—	—	—	—	—
Thereafter	94,583	6.38%	275,000	3.72%	369,583	4.40%	34%
Total debt	$415,425		$665,000		$1,080,425	4.10%
Weighted average maturity in years	2.0		4.8		3.7

(1) Represents weighted average effective interest rate for debt maturing in this period.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2016	$191,158	5.13%	$21,506	2.1%	$212,664	4.83%	18%
2017	129,684	5.55%	—	—	129,684	5.55%	11%
2018	140,000	2.02%	2,134	4.82%	142,134	2.06%	12%
2019	250,000	3.28%	—	—	250,000	3.28%	22%
2020	—	—	13,029	2.02%	13,029	2.02%	1%
Thereafter	369,583	4.40%	43,520	3.88%	413,103	4.35%	36%
Total debt	$1,080,425		$80,189		$1,160,614	4.03%
Weighted average maturity in years	3.7		4.9		3.8

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	100% Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 29

Principal Payments by Year
as of December 31, 2015
(in thousands, except percentages)

	Total	2016	2017	2018	2019	2020	Thereafter

Fifth Third Center	$48,789	$48,789	$—	$—	$—	$—	$—
Plaza at MetroCenter	23,253	23,253	—	—	—	—	—
Two BriarLake Plaza construction	55,801	55,801	—	—	—	—	—
Three Parkway	63,315	63,315	—	—	—	—	—
One & Two Eldridge	70,884	1,190	69,694	—	—	—	—
500 E. Pratt	58,800	—	58,800	—	—	—	—
Credit Facility - Revolving Line	140,000	—	—	140,000	—	—	—
Credit Facility - Term Loan	250,000	—	—	—	250,000	—	—
One BriarLake Plaza - mezzanine	14,664	97	110	121	134	144	14,058
One BriarLake Plaza	79,919	1,326	1,417	1,501	1,589	1,670	72,416
Credit Facility - Term Loan	275,000	—	—	—	—	—	275,000
Consolidated notes payable	$1,080,425	$193,771	$130,021	$141,622	$251,723	$1,814	$361,474

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above:
Wanamaker Building - office (60%)	$2,134	$769	$806	$559	$—	$—	$—
Wanamaker Building - office (60%)	43,520	897	937	974	1,013	1,049	38,650
1325 G Street (10%)	9,629	—	—	—	—	9,629	—
Colorado Building (10%)	3,400	—	—	—	—	3,400	—
Domain 2 & 7 (49.84%)	21,506	21,506	—	—	—	—	—
Total unconsolidated notes payable	$80,189	$23,172	$1,743	$1,533	$1,013	$14,078	$38,650

Total notes payable	$1,160,614	$216,943	$131,764	$143,155	$252,736	$15,892	$400,124

% of principal payments due by year	100%	19%	11%	12%	22%	1%	35%

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 30

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (“FFO”)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.

Funds Available for Distribution (“FAD”)

FAD is a non-GAAP financial measure that we define as FFO, excluding fair value mark to market adjustments, non-real estate depreciation and amortization, non-cash stock-based compensation expense, accretion or dilution of of Series A preferred stock, the amortization of financing costs, realized gains (losses) from the early extinguishment of derivatives, acquisition fees and expenses, straight-line rent amounts, amortization of above- or below-market intangible assets and liabilities, gains or losses on early extinguishment of debt, costs associated with our tender offer and NYSE listing, default interest or forgiven, and other non-recurring charges, less recurring capital expenditures, each as adjusted for our pro rata share of consolidated and unconsolidated amounts. Recurring capital expenditures are those capital expenditures, tenant improvements, leasing commissions and deferred lease incentives that are incurred to maintain current in-place rents including the leasing costs incurred to replace tenants upon lease expiration. Recurring capital expenditures exclude non-recurring capital expenditures. Non-recurring capital expenditures are those capital expenditures (1) incurred to change the class or characterization of an asset, (2) identified as deferred capital needs at the acquisition of a property and were incurred within a reasonable period of time subsequent to the property’s acquisition, or (3) incurred for tenant improvements, leasing commissions, or deferred lease incentives within twelve months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least twelve months. Although our FAD may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund our cash needs and to make cash distributions to equity owners.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Net Operating Income (“NOI”)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 31

Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store GAAP NOI and Same Store Cash NOI
Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties owned and operated for the entirety of the current and comparable periods and include our current ownership percentage in each period for properties in which we own an unconsolidated interest.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of the current and comparable periods and therefore eliminate variations caused by acquisitions or dispositions during the periods under review.
Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.
Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Normalized EBITDA, which is EBITDA excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDA volatility. Further, we evaluate Normalized Estimated Full Period EBITDA, which is EBITDA excluding certain reevenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDA excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	TIER REIT	4th Quarter Page 32